UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2018

MADISON VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188753	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1810 E Sahara Ave Suite 583 Las Vegas, NV	89104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 239-0577

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On April 23, 2018, a Plan of Reorganization and Securities Exchange Agreement (the “Agreement”) was entered into by Madison Ventures Inc., (“Madison Ventures”), a Nevada Corporation, and Firetainment Inc. (“Firetainment”), a Florida Corporation. Such Agreement will result in the merger of Firetainment into Madison Ventures with the Corporation to survive as Firetainment Inc.

Firetainment Inc. and Madison Ventures entered into the Agreement where Madison Ventures agreed to issue Firetainment Inc. two hundred million (200,000,000) common shares of Madison Ventures in exchange for all of the shares of Firetainment Inc.. This issuance will result in a change in control of Madison Ventures. Under the Agreement, upon execution, Firetainment Inc. received the immediate right to the appointment of the directors and officers of the surviving corporation by the resignation of the existing sole director and officer of Madison Ventures and the simultaneous appointment of it’s own designee being the newly appointed sole director and officer.

Additionally, at execution the Parties agreed to proceed to undertake as soon as practicable the necessary filings required by and/or with FINRA and/or the State of Nevada to execute a corporate name change and a symbol change to Madison Ventures, and to effectuate a roll-back of the existing issued and outstanding and authorized shares of Madison Ventures on the basis of a 25 for 1 reverse split, followed by a subsequent increase to the then authorized capital of Madison Ventures following the completion of the defined reverse split.

The Parties project the formal closing for the transaction to occur by the end of June 2018, with issuance of the control block of shares, and the filing of a Super 8K consummating all elements remaining as described by the Closing. Such Super 8K will contain combined audited financial statements under SEC guidelines.

 Item 9.01: - Exhibit(s):

(d) Exhibits

Exhibit No:	Description:

1.1	Security Exchange and Reorganization Agreement, dated April 23rd, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON VENTURES INC.

Date: April 27, 2018	By:	/s/ William Shawn Clark
	Name:	William Shawn Clark
	Title:	President, CEO, CFO, Secretary, and Treasurer (principal executive officer, principal financial officer and principal accounting officer)

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